UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014 (May 23, 2014)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

The information discussed under Items 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On the date indicated below, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) acquired the following property. For purposes of this table, dollar amounts are stated in millions, except for per square foot amounts:

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remaining Lease Term in Years	Economic Occu- pancy (3)	Physical Occu- pancy

Lakeside Crossing Shopping Center Lynchburg, VA	5/23/14	66,906	$16.97	7.09%	$1.24	$20.25	8 years	91.5%	91.5%

(1)	We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income (“NOI”), existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition (excluding amounts payable under earnout agreements as of the date of acquisition). NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.

(2)	Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases at the time of acquisition, including any tenant concessions, such as rent abatement or allowances, that may have been granted.

(3)	As used herein, economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased.

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Lakeside Crossing Shopping Center. On May 23, 2014, we, through IREIT Lynchburg Lakeside, L.L.C. (the “Lakeside Subsidiary”), a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in a 66,906 square foot newly constructed grocery-anchored retail center known as Lakeside Crossing Shopping Center, located in Lynchburg, Virginia. We purchased this property from Lakeside Crossing Lynchburg, LLC, an unaffiliated third party, for approximately $19.82 million in cash, plus closing costs, of which approximately $16.97 million was funded at the initial closing. A vacant space totaling 3,600 square feet at the property is subject to an earnout closing equal to $1.13 million. Additional vacant spaces adjacent to the property totaling 4,200 square feet are subject to earnout closings aggregating $1.72 million. We estimate that closing costs will equal $100,000. We expect to pay our Business Manager an acquisition fee of approximately $255,000 for the initial closing and up to approximately $43,000 for the earnout closings, based on a maximum purchase price of approximately $19.82 million. The seller had previously entered into a purchase agreement with IREA which IREA assigned to the Lakeside Subsidiary at closing. We funded 50% of the purchase price paid at the initial closing with proceeds from our offering. We funded the remainder of the purchase price paid at the initial closing with a loan secured by the property. The terms of the loan are discussed in our Current Report as filed with the Securities and Exchange Commission on May 29, 2014.

Among the items that we considered in determining to acquire Lakeside Crossing Shopping Center included, but were not limited to, the following:

•	The property is newly constructed in 2013 and grocery-anchored.
•	The property is 98.5% leased and 91.5% occupied as of the date of this Current Report.
•	We believe the property is well situated in Lynchburg, Virginia. Lynchburg is home to six colleges and three major hospitals. Within a five mile radius of the property the current population is over 89,000 and the average household income within the same radius is over $47,000.
•	Lakeside Crossing Shopping Center is located between Old Forest Road, Whitehall Road and Lakeside Drive, all major thoroughfares in the area.

As of May 23, 2014, Lakeside Crossing Shopping Center was 91.5% occupied and 98.5% leased to 15 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 8 years. There are two tenants occupying greater than 10% of the total gross leasable area of the property.

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Fresh Market, a grocery store, leases 20,900 square feet, or approximately 31.2% of the total gross leasable area of the property, and pays annual base rent of $292,600, or approximately 23.6% of total annual base rent of the property. Fresh Market’s lease expires on September 30, 2023, and there are six 5-year renewal options, which may be exercised at the option of Fresh Market as set forth in the lease. Fresh Market’s lease also provides that it may terminate the lease upon thirty days’ written notice in the event that: (i) the Virginia Department of Transportation designs and constructs an expansion of the Lynchburg Expressway that provides for southbound-only traffic along Old Forest Road and northbound-only traffic immediately to the east of the Lakeside Crossing Shopping center without providing for northbound and southbound access from Whitehall Road onto the Lynchburg Expressway; and (ii) Fresh Market can demonstrate their gross sales during a certain defined period of time decreased by at least 10%. Petco, a national pet store chain, leases 12,500 square feet, or approximately 18.7% of the total gross leasable area and pays $225,000, or approximately 18.2% of total annual base rent of the property. Petco’s lease expires on November 30, 2023, and there are three 5-year renewal options, which may be exercised at the option of Petco as set forth in the lease. The other tenants leasing at least 2,000 square feet are Mattress Warehouse, Panera, US Cellular, Massage Envy, and Zoe’s Kitchen.

A vacant space totaling 3,600 square feet at the property is subject to an earnout closing equal to $1.13 million. Additional vacant spaces adjacent to the property totaling 4,200 square feet are subject to earnout closings aggregating $1.72 million. We are not obligated to pay these contingent portions of the purchase price unless space, which not leased at the time of acquisition, is later leased within the time limits and parameters as defined in the purchase agreement. The earnout payments would be based on a predetermined formula and applied to rental income we receive over an 18-month period starting from the closing date. If at the end of the time period, the earnout spaces are not leased, occupied and rent producing, we will have no further obligation to pay any additional purchase price consideration. The total consideration which may be earned by the seller is subject to final determination and the total amount is included in the purchase price disclosed above.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023, and the approximate rentable square feet represented by the applicable lease expirations, at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2014	-	-	-	-
2015	-	-	-	-
2016	-	-	-	-
2017	-	-	-	-
2018	1	1,600	48,000	3.3%
2019	4	10,421	277,976	19.4%
2020	1	1,500	50,700	4.4%
2021	-	-	-	-
2022	-	-	-	-
2023	7	46,065	918,945	82.7%
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The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31*	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	71.7%	$19.50

* The first year of occupancy was 2013.

We believe that the property is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are four competitive shopping centers located within approximately three miles of the property.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $84,300. The amount of real estate taxes assessed was calculated by multiplying the property’s assessed value by a tax rate of 1.11%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated into this Item 2.01 by reference.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Agreement of Purchase and Sale of Shopping Center, dated as of October 4, 2013, by and between Lakeside Crossing Lynchburg, LLC and Inland Real Estate Acquisitions, Inc., as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013; as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013; as further amended by Fourth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 2, 2014; as further amended by Fifth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 8, 2014; as further amended by Sixth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 16, 2014; as further amended by Seventh Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 30, 2014; as further amended by Eighth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of February 6, 2014; as further amended by a Ninth Amendment to the Agreement of Purchase and Sale of Shopping Center as of February 14, 2014; as further amended by a Tenth Amendment dated as of February 21, 2014; and as further amended by a Eleventh Amendment dated as of May 23, 2014

10.2	Assignment and Assumption of Agreement of Purchase and Sale of Shopping Center, dated as of May 23, 2014, by and between IREIT Lynchburg Lakeside, L.L.C. and Inland Real Estate Acquisitions, Inc.

10.3	Assignment of Leases, dated as of May 23, 2014, by Lakeside Crossing Lynchburg, LLC and IREIT Lynchburg Lakeside, L.L.C.

10.4	Post Closing Agreement, dated as of May 23, 2014, by and among Lakeside Crossing Lynchburg, LLC and IREIT Lynchburg Lakeside, L.L.C.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	May 30, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement of Purchase and Sale of Shopping Center, dated as of October 4, 2013, by and between Lakeside Crossing Lynchburg, LLC and Inland Real Estate Acquisitions, Inc., as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013; as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013; as further amended by Fourth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 2, 2014; as further amended by Fifth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 8, 2014; as further amended by Sixth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 16, 2014; as further amended by Seventh Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 30, 2014; as further amended by Eighth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of February 6, 2014; as further amended by a Ninth Amendment to the Agreement of Purchase and Sale of Shopping Center as of February 14, 2014; as further amended by a Tenth Amendment dated as of February 21, 2014; and as further amended by a Eleventh Amendment dated as of May 23, 2014

10.2	Assignment and Assumption of Agreement of Purchase and Sale of Shopping Center, dated as of May 23, 2014, by and between IREIT Lynchburg Lakeside, L.L.C. and Inland Real Estate Acquisitions, Inc.

10.3	Assignment of Leases, dated as of May 23, 2014, by Lakeside Crossing Lynchburg, LLC and IREIT Lynchburg Lakeside, L.L.C.

10.4	Post Closing Agreement, dated as of May 23, 2014, by and among Lakeside Crossing Lynchburg, LLC and IREIT Lynchburg Lakeside, L.L.C.

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